Exhibit 99

 Direct General Corporation Announces Its First Quarter 2006 Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--May 2, 2006--Direct General Corporation (Nasdaq:DRCT) today announced first quarter 2006 net income of $9.2 million or $0.45 per share, on a diluted basis. The Company's current quarter results included the after tax impact of net realized losses on investments of $0.6 million or $0.03 per diluted share.
    Total revenues for the quarter were $130.8 million as compared to $131.7 million in the same period of 2005. The loss ratio for the quarter was 75.8%, which included a slight reduction to prior period reserves that reduced the loss ratio by 0.5 points. Comparatively, the loss ratio for the first quarter of 2005 was 74.5%, which included 0.8 points of adverse reserve development.
    Operating expenses increased primarily as a result of an increase in advertising expenditures and expansion costs related to the continued development of sales offices in Texas, Missouri and Virginia. The Company also reported an increase in interest expense, primarily associated with its $40.0 million of junior subordinated debentures issued in the third quarter of 2005 and the higher interest costs on its premium finance revolving credit facility due to the increasing interest rate environment. Our expense ratio for the quarter was 12.8% and our combined ratio was 88.6% as compared to a combined ratio of 82.0% in the corresponding period in 2005.
    For the three months ended March 31, 2006, gross premiums written were relatively flat, totaling $160.6 million as compared to $161.3 million in the first quarter of 2005. Increases in gross premiums written in our expansion states of Texas, Missouri and Virginia and some of our mature states were offset by declines in Florida, Tennessee and Louisiana. Over this same period, gross revenues(1) decreased slightly to $190.5 million from $191.1 million in the first three months of 2005. Net premiums written for the first quarter of 2006 increased 13.9% to $163.2 million as compared to $143.3 million in the first quarter of 2005 as a result of the Company's decision to eliminate its use of quota share reinsurance for policies issued in 2006. Comparatively, the Company only retained 88.8% of its gross premiums written in the first quarter of 2005. Net premiums earned, a function of net premiums written over the current and prior periods, was unchanged at $101.9 million for the first quarter in both years.
    William Adair, Chairman and CEO stated, "I'm pleased with the progress that we have made in our expansion states of Texas, Missouri, and Virginia. The investment that we have made in developing our infrastructure in these states is beginning to pay off as premium volumes have steadily improved over the past few quarters. In addition, our phone sales initiative, which commenced in Tennessee in the fourth quarter of 2005, produced over $2.0 million in gross written premiums for the quarter and sales through our third party Internet provider, which is currently only writing business in Florida, increased to $2.5 million as compared to $1.1 million in the first quarter of 2005. I believe that we will continue to see increased volumes from each of these distribution channels throughout the year."
    Mr. Adair continued, "The market for non-standard automobile insurance remains very competitive, but we believe we remain competitively priced while continuing to build long-term shareholder value with attractive returns on equity. We believe that our increased advertising benefited us in the first quarter and, we will continue to review and address the trends in Florida and Tennessee in an effort to improve production in these states over the remainder of the year."
    (1) "Gross revenues" is a non-GAAP financial measure that the Company uses as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues is reconciled to total revenues in the Selected Financial Data and Key Ratios Table accompanying this press release.

    Conference Call

    The Company will hold a conference call to discuss its first quarter 2006 results at 11:00 a.m. (ET), May 3, 2006. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's Web site, www.directgeneral.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's Web site until the Company's next conference call.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General's current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct can be found online at www.directgeneral.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may," "should," "could," "potential," "continue," "plan," "forecast," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "is likely," "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.


              DIRECT GENERAL CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 (Unaudited)
                                              Three Months Ended
                                                  March 31,
                                        ------------------------------
                                                                 %
                                           2006       2005     Change
                                         ---------- ------------------

                                         (In thousands - except per
                                                share amounts)
Revenues
  Premiums earned                       $ 101,888  $ 101,913        -
  Finance income                           11,763     12,171     (3.4)
  Commission and service fee income        14,053     14,267     (1.5)
  Net investment income                     4,124      3,329     23.9
  Net realized (losses) gains on
   securities and other                    (1,015)        31       NM
----------------------------------------------------------------------
     Total revenues                       130,813    131,711     (0.7)
----------------------------------------------------------------------
Expenses
 Insurance losses and loss adjustment
  expenses                                 77,217     75,882      1.8
 Selling, general and administrative
  costs                                    36,206     32,784     10.4
 Interest expense                           2,678      1,310    104.4
----------------------------------------------------------------------
     Total expenses                       116,101    109,976      5.6
----------------------------------------------------------------------
 Income before income taxes                14,712     21,735    (32.3)
 Income tax expense                         5,552      8,152    (31.9)
----------------------------------------------------------------------
     Net income                         $   9,160  $  13,583    (32.6)
----------------------------------------------------------------------

Earnings per Share
Numerator:
 Net income                             $   9,160  $  13,583
-------------------------------------------------------------
Denominator:
 Weighted average common shares
  outstanding                            20,343.4   22,272.3
 Dilutive stock options                      41.3      125.6
-------------------------------------------------------------
 Weighted average common shares
  outstanding for purposes of computing
  diluted earnings per common share      20,384.7   22,397.9
-------------------------------------------------------------

Basic earnings per common share         $    0.45  $    0.61
-------------------------------------------------------------
Diluted earnings per common share       $    0.45  $    0.61
-------------------------------------------------------------

________________________

NM = Not Meaningful


              DIRECT GENERAL CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                    (Unaudited)
                                     March 31,  December 31,    %
                                        2006        2005      Change
                                    ----------------------------------
                                         (In thousands)
Assets
 Investments:
   Debt securities available-for-
    sale, at fair value              $ 384,590    $ 388,032      (0.9)
   Short-term and other invested
    assets                               3,173        3,688     (14.0)
----------------------------------------------------------------------
       Total investments               387,763      391,720      (1.0)
 Cash and cash equivalents             111,022       64,527      72.1
 Finance receivables, net              263,762      214,796      22.8
 Goodwill and other intangible
  assets, net                           31,621       31,621         -
 Reinsurance balances receivable        23,060       27,083     (14.9)
 Prepaid reinsurance premiums           12,025       24,440     (50.8)
 Other assets                           87,957       86,825       1.3
----------------------------------------------------------------------
       Total assets                  $ 917,210    $ 841,012       9.1
----------------------------------------------------------------------

Liabilities and Shareholders' Equity
 Loss and loss adjustment expense
  reserves                           $ 132,517    $ 131,408       0.8
 Unearned premiums                     263,659      214,715      22.8
 Reinsurance balances payable and
  funds held                            20,228       32,024     (36.8)
 Notes payable                         179,337      153,009      17.2
 Debentures payable                     41,238       41,238         -
 Other liabilities                      36,168       31,086      16.3
----------------------------------------------------------------------
       Total liabilities               673,147      603,480      11.5
----------------------------------------------------------------------

----------------------------------------------------------------------
 Shareholders' equity
     Common stock                       70,048       69,700       0.5
     Retained earnings                 180,126      171,780       4.9
     Accumulated other comprehensive
      loss                              (6,111)      (3,948)     54.8
----------------------------------------------------------------------
       Total shareholders' equity      244,063      237,532       2.7
----------------------------------------------------------------------
          Total liabilities and
           shareholders' equity      $ 917,210    $ 841,012       9.1
----------------------------------------------------------------------

____________________________

NM = Not Meaningful


                      DIRECT GENERAL CORPORATION

                SELECTED FINANCIAL DATA AND KEY RATIOS

The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):

                                                   (Unaudited)
                                               Three Months Ended
                                                    March 31,
                                           ---------------------------
                                                                 %
                                             2006     2005     Change
                                           ---------------------------
Gross premiums written
   Florida                                 $   71.0 $   78.1     (9.1)
   Tennessee                                   19.7     22.3    (11.7)
   Georgia                                     11.3     10.6      6.6
   Louisiana                                    8.8     11.8    (25.4)
   Texas                                       14.9      8.5     75.3
   Mississippi                                 11.2     10.0     12.0
   All other states                            23.7     20.0     18.5
----------------------------------------------------------------------
Gross premiums written                     $  160.6 $  161.3     (0.4)
Ancillary income                               25.8     26.5     (2.6)
Net investment income                           4.1      3.3     24.2
----------------------------------------------------------------------
   Gross revenues (1)                         190.5    191.1     (0.3)
Ceded premiums written                          2.6    (18.0)  (114.4)
Change in net unearned premiums               (61.3)   (41.4)    48.1
Net realized gains on securities and other     (1.0)     0.0       NM
----------------------------------------------------------------------
   Total revenues                          $  130.8 $  131.7     (0.7)
----------------------------------------------------------------------
Gross premiums written                     $  160.6 $  161.3     (0.4)
Ceded premiums written                          2.6    (18.0)  (114.4)
----------------------------------------------------------------------
   Net premiums written                    $  163.2 $  143.3     13.9
----------------------------------------------------------------------
Gross premiums earned                      $  111.7 $  118.2     (5.5)
Ceded premiums earned                          (9.8)   (16.3)   (39.9)
----------------------------------------------------------------------
   Net premiums earned                     $  101.9 $  101.9      0.0
----------------------------------------------------------------------
Key Financial Ratios
--------------------
Loss ratio - net (2)                           75.8%    74.5%
Expense ratio - net (3)                        12.8%     7.5%
-------------------------------------------------------------
  Combined ratio - net (4)                     88.6%    82.0%
-------------------------------------------------------------

(1) Gross revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (excluding realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.

(2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.

(3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.

(4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.

    CONTACT: Direct General Corporation
             Investor Relations:
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directgeneral.com